UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2002

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Item 5. Other Events.

Heritage Commerce Corp Reports Financial Results

for the FIRST QUARTER OF 2002

Heritage Commerce Corp (the "Company") (Nasdaq: HTBK) today reported consolidated operating results for the first quarter of 2002. Consolidated net income was $1,513,000, or $0.13 per diluted share, compared to $2,181,000, or $0.19 per diluted share, for the first quarter of 2001 and compared to $1,374,000, or $0.12 per diluted share for the fourth quarter of 2001. The decline in earnings from the first quarter of 2001 was attributed to a lower net interest margin partially offset by increases in the level of earning assets and interest bearing liabilities. The increase in earnings from the fourth quarter of 2001 was due to the increase in noninterest income. Annualized return on average assets and return on average equity for the first quarter of 2002 were 0.67% and 8.11%, respectively, compared with returns of 1.03% and 13.06%, respectively, for the first quarter of 2001 and returns of 0.60% and 7.30%, respectively, for the fourth quarter of 2001. The Company's net interest margin was 4.23% for the first quarter of 2002, compared with 5.67% for the first quarter of 2001 and 4.17% for the fourth quarter of 2001, reflecting both the significant reduction in interest rates that took place in 2001 and the stabilization of interest rates during the first quarter of 2002.

Noninterest income was $1,890,000 for the first quarter of 2002, compared with $1,238,000 for the first quarter of 2001 and $1,543,000 for the fourth quarter of 2001. The increase in the first quarter of 2002 compared to the first quarter of 2001 was primarily due to an increase in gains on sales of SBA loans of $148,000, and to an increase in gains on sale of securities of $145,000. The other increases in noninterest income, including servicing income of $137,000, service charges and fees of $108,000, were primarily the result of an increase in activity resulting from the growth of the Company.

Noninterest expense for the first quarter of 2002 was $7,701,000, compared with $8,267,000 for the first quarter of 2001 and $7,725,000 for the fourth quarter of 2001. The decrease in noninterest expense in the first quarter of 2002 of $566,000, or 7%, compared to the first quarter in 2001 was due to decreases in salaries and benefits of $284,000 and to decreases in other expenses of $308,000, primarily in advertising and promotion expenses, loan origination costs, and stationery and supplies. Occupancy and equipment expenses increased $26,000, or 2%, from $1,048,000 for the first quarter of 2001 to $1,074,000 for the first quarter of 2002.

As of March 31, 2002, the Company's total assets were $930,143,000, an increase of $47,359,000, or 5%, from $882,784,000 as of March 31, 2001 and an increase of $17,413,000, or 2%, from $912,730,000 as of December 31, 2001. Total loans were $634,184,000 as of March 31, 2002, up 10% from $575,769,000 as of March 31, 2001 and up slightly from $632,917,000 as of December 31, 2001. The Company's allowance for loan losses was $11,519,000, or 1.82% of total loans, as of March 31, 2002, compared to $10,240,000, or 1.78% of total loans, as of March 31, 2001 and compared to $11,154,000, or 1.76% of total loans, as of December 31, 2001.

The Company's nonperforming assets (NPA's) were $1,026,000 as of March 31, 2002, compared to $1,693,000 as of March 31, 2001. There were no NPA's as of December 31, 2001. Total deposits were $824,039,000 as of March 31, 2002, up 4% from $790,208,000 as of March 31, 2001 and up 2% from $807,908,000 as of December 31, 2001.

Shareholders' equity as of March 31, 2002 was $75,891,000 compared with $69,042,000 as of March 31, 2001 and $74,574,000 as of December 31, 2001. Book value per share increased to $6.82 as of March 31, 2002, from $6.23 as of March 31, 2001 and $6.71 as of December 31, 2001. The Company's leverage capital ratio was 10.22% as of March 31, 2002, up from to 9.51% as of March 31, 2001 and 10.20% as of December 31, 2001. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

All of the Company's operations and the vast majority of its customers are located in California. During recent years, the availability of a sufficient supply of electrical power in California has at times been unreliable. The long-term impact of this energy crisis on California's business can't be predicted but could result in an economic slow-down. In addition, recent events, including those of September 11, 2001, have increased the uncertainty related to the national and California economic outlook and could have an effect on the future operations of the Company or its customers, including borrowers.

Heritage Commerce Corp, a bank holding company, is the parent company of four financial institutions: Heritage Bank of Commerce, a commercial bank headquartered in the city of San Jose, with Loan Production offices in San Jose, Pittsburgh, Santa Cruz, Elk Grove, Watsonville and Chico; Heritage Bank East Bay, a commercial bank headquartered in the city of Fremont, with an office in Danville; Heritage Bank South Valley, a commercial bank headquartered in the city of Morgan Hill, with an office in Gilroy; and Bank of Los Altos, with two offices in Los Altos and an office in Mountain View.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Reports on Form 10-Q filed by the Company in fiscal 2002.

For further information about the Company's financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP

Condensed Consolidated Financial Information

(Unaudited)

                                                  At and For the Three Months Ended    Percent Change From
---------------------------------------------------------------------------------------------------------------
(Dollars in thousands,                       March 31,    December 31,   March 31,   December 31,   March 31,
except Per Share amounts)                      2002          2001          2001          2001         2001
------------------------------------------- -----------   -----------   -----------  ------------  -----------
Per Share Data
---------------------------------------------------------------------------------------------------------------
Earnings Per Share (EPS):
   Basic EPS                               $      0.14   $      0.12   $      0.20            17%        (30)%
   Diluted EPS                             $      0.13   $      0.12   $      0.19             8%        (32)%
End of Period(EOP) Book Value              $      6.82   $      6.71   $      6.23             2%          9%

EOP Shares Outstanding                      11,132,462    11,114,967    11,076,965             0%          1%
Weighted Avg. Basic Shares Outstanding      11,122,179    11,113,884    11,011,558             0%          1%
Weighted Avg. Diluted Shares Outstanding    11,394,723    11,381,959    11,352,105             0%          0%

Income Statement Data
---------------------------------------------------------------------------------------------------------------
Interest Income                            $    13,071   $    14,198   $    18,145            (8)%        (28)%
Interest Expense                                 4,292         5,250         7,082           (18)%        (39)%
Net Interest Income                              8,779         8,948        11,063            (2)%        (21)%

Loan Loss Provision                                675           576           527            17%         28%

Noninterest Income:
  Service Charges and Other Fees                   316           282           208            12%         52%
  Gain on Sale of Loans                            421           453           273            (7)%         54%
  Gain on Sales of Securities Available-For-Sale   287             0           142            N/A%        102%
  Servicing Income                                 268           236           131            14%        105%
  Other Noninterest Income                         598           572           484             5%         24%
Total Noninterest Income                         1,890         1,543         1,238            22%         53%

Noninterest Expense:
  Salaries & Employee Benefits                   4,534         3,931         4,818            15%         (6)%
  Occupancy & Equipment                          1,074         1,311         1,048           (18)%          2%
  Other Noninterest Expense                      2,093         2,483         2,401           (16)%        (13)%
Total Noninterest Expense                        7,701         7,725         8,267            (0)%         (7)%

Income Before Taxes                              2,293         2,190         3,507             5%        (35)%
Income Taxes                                       780           816         1,326            (4)%        (41)%
Net Income                                 $     1,513   $     1,374   $     2,181            10%        (31)%

Average Balances
---------------------------------------------------------------------------------------------------------------
Average Loans                              $   673,105   $   667,838   $   627,110             1%          7%
Average Other Earning Assets               $   168,022   $   183,099   $   164,774            (8)%          2%
Average Earning Assets                     $   841,127   $   850,937   $   791,884            (1)%          6%
Average Assets                             $   914,839   $   909,385   $   858,225             1%          7%
Average Interest Bearing Funds             $   602,060   $   609,397   $   561,612            (1)%          7%
Average Equity                             $    75,669   $    74,624   $    67,727             1%         12%
Average Deposits                           $   802,070   $   812,525   $   759,515            (1)%          6%

End of Period Balances
---------------------------------------------------------------------------------------------------------------
EOP Loans:
  Real Estate - Land and Contruction       $   160,939   $   174,077   $   156,920            (8)%          3%
  Real Estate - Mortgage                       253,418       246,119       228,382             3%         11%
  Commercial                                   215,509       208,888       183,040             3%         18%
  Consumer                                       4,318         3,833         7,427            13%        (42)%
Total EOP Loans                            $   634,184   $   632,917   $   575,769             0%         10%

EOP Assets                                 $   930,143   $   912,730   $   882,784             2%          5%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing    $   216,534   $   206,637   $   232,691             5%         (7)%
  Demand Deposits - Interest Bearing            79,142        80,529        64,867            (2)%         22%
  Savings/Money Market                         257,785       229,995       223,674            12%         15%
  Time Deposits                                270,578       290,747       268,976            (7)%          1%
Total EOP Deposits                         $   824,039   $   807,908   $   790,208             2%          4%

EOP Equity                                 $    75,891   $    74,574   $    69,042             2%         10%

Credit Quality Data
---------------------------------------------------------------------------------------------------------------
EOP Non-Accrual Loans                      $      1026   $         0   $     1,693            N/A%        (39)%
EOP Total Non-Performing Assets            $      1026   $         0   $     1,693            N/A%        (39)%
EOP 90-day Past Due Loans                  $         0   $         0   $         0            N/A%         N/A%
EOP Net Charge-Offs / (Recoveries)         $       310   $        95   $       (62)          226%       (600)%
EOP Loan Loss Reserves                     $    11,519   $    11,154   $    10,240             3%         12%

Ratios
---------------------------------------------------------------------------------------------------------------
Annualized ROA                                    0.67%        0.60%        1.03%          12%        (35)%
Annualized ROE                                    8.11%        7.30%       13.06%          11%        (38)%
Efficiency Ratio                                 72.18%       73.63%       67.21%          (2)%          7%
Net Interest Margin                               4.23%        4.17%        5.67%           1%        (25)%
Allowance for Loan Losses:
  to Total Loans                                  1.82%        1.76%        1.78%           3%          2%
  to Non-Performing Loans                     1,122.71%          ---%      604.84 %          N/A%        205%
Leverage Ratio                                   10.22%       10.20%        9.51%           0%          7%

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2002

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern

Name: Lawrence D. McGovern

Executive Vice President and Chief Financial Officer